UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 12, 2017
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12220 Scripps Summit Drive, Suite 100
San Diego, California 92131
(Address of principal executive offices)
(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (the “Company”) was held on June 12, 2017. A quorum was present at the Annual Meeting. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 1, 2017 (the “Proxy Statement”), were (1) the election of six nominees to the Company’s board of directors and (2) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.
All proposals were approved by the Company’s stockholders. There were 49,251,336 shares of the Company’s common stock represented at the Annual Meeting in person or by proxy, constituting 84.23% of the Company’s outstanding common stock on June 12, 2017, the record date. The table below shows the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

1.	Election of Directors

	For	Withheld	Broker Non-Votes
Gregory Ballard	25,445,947	2,847,685	13,193,051
Ronald Doornink	24,712,207	3,581,425	13,193,051
Kenneth A. Fox	24,719,049	3,574,583	13,193,051
William E. Keitel	24,955,920	3,337,712	13,193,051
Juregen Stark	24,952,447	3,341,185	13,193,051
Andrew Wolfe	25,454,657	2,838,975	13,193,051

2.	Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain
38,848,707	1,658,932	979,044

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	June 15, 2017	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary